UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 24, 2017

Sunstone Hotel Investors, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32319	20-1296886
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

120 Vantis, Suite 350 Aliso Viejo, California		92656
(Address of Principal Executive Offices)		(Zip Code)

(949) 330-4000

(Registrant’s telephone number including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.Other Events.

On February 24, 2017, the Company and its operating partnership, Sunstone Hotel Partnership, LLC, entered into equity distribution agreements (collectively, the “Equity Distribution Agreements”) with each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P.  Morgan Securities LLC and Wells Fargo Securities, LLC (together, the “Sales Agents”), pursuant to which the Company may sell the Company’s shares of common stock, par value $0.01 per share, having an aggregate offering price of up to $300,000,000 (the “Shares”), from time to time through any of the Sales Agents, acting as sales agent and/or principal.

Pursuant to the Equity Distribution Agreements, the Shares may be offered and sold through each of the Sales Agents in transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made by means of ordinary brokers’ transactions, including directly on the New York Stock Exchange or sales made to or through a market maker other than on an exchange or, subject to the terms of a written notice from the Company, in privately negotiated transactions. Each Sales Agent will be entitled to compensation that will not exceed, but may be lower than, 2.0% of the gross proceeds of the Shares sold through that Sales Agent from time to time under the applicable Equity Distribution Agreement. The Company has no obligation to sell any of the Shares under any of the Equity Distribution Agreements and may at any time suspend solicitations and offers under each of the Equity Distribution Agreements.

The Shares will be issued pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-216233). The Company filed a prospectus supplement, dated February 24, 2017, to the prospectus, dated February 24, 2017, with the Securities and Exchange Commission in connection with the offer and sale of the Shares.

The Company expects to engage in investment banking, brokerage and other dealings with each of the Sales Agents and their affiliates in the ordinary course of business and to pay customary fees and commission for their services on those transactions.

The foregoing description of the Equity Distribution Agreements is not complete and is qualified in its entirety by reference to the entire Equity Distribution Agreements, copies of which are attached hereto as Exhibits 1.1, 1.2 and 1.3 and incorporated herein by reference.

In connection with the filing of the Equity Distribution Agreements, the Company is filing as Exhibit 5.1 to this Current Report on Form 8-K the opinion of its counsel, Venable LLP.

Independent from the Equity Distribution Agreements, on February 17, 2017, the Board authorized a share repurchase program to acquire up to $300.0 million of the Company’s common and preferred stock. Future purchases will depend on various factors, including the Company’s capital needs as well as the Company’s common and preferred stock price.

Forward-Looking Statements

This Current Report on Form 8-K may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information.

These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the hotel industry and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2016. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.  FINANCIAL STATEMENT AND EXHIBITS.

(d) The following exhibits are furnished herewith:

EXHIBIT INDEX

Exhibit No.	Description
1.1	Equity Distribution Agreement between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, dated as of February 24, 2017.
1.2	Equity Distribution Agreement between the Company and J.P. Morgan Securities LLC dated as of February 24, 2017.
1.3	Equity Distribution Agreement between the Company and Wells Fargo Securities, LLC dated as of February 24, 2017.
5.1	Opinion of Venable LLP, dated February 24, 2017.
23.1	Consent of Venable LLP (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sunstone Hotel Investors, Inc.

Date: February 27, 2017	By:	/s/ Bryan A. Giglia
Bryan A. Giglia Principal Financial Officer and Duly Authorized Officer